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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                December 4, 2003

                    General Chemical Industrial Products Inc.
             (Exact name of registrant as specified in its charter)

              Delaware                    1-13404              22-3649282
  (State or other jurisdiction of   (Commission File No.)    (IRS Employer
           incorporation)                                  Identification No.)

                                  Liberty Lane
                          Hampton, New Hampshire 03842
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (603) 929-2606





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Item 7.  Financial Statements and Exhibits.
         ----------------------------------

         Exhibit 99.1: Press Release of the Company dated December 3, 2003.

Item 9.  Regulation FD Disclosure.
         -------------------------

     On December 3, 2003, the Company issued a press release announcing that it had filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of New Jersey to facilitate its "pre-arranged" restructuring. The Company also announced that certain of its senior secured lender banks have agreed to provide it with $17.5 million of debtor-in-possession financing. In addition, the Company announced that, in order to facilitate the "pre-arranged" restructuring, it had consolidated its holding company structure through the merger, effective as of November 26, 2003, of New Hampshire Oak, Inc. (which held 100% of the outstanding equity of General Chemical Industrial Products Inc.) and The General Chemical Group Inc. (which held 100% of the outstanding equity of New Hampshire Oak, Inc.) into General Chemical Industrial Products Inc. A copy of the Company's press release is set forth as Exhibit 99.1 hereto.






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 GENERAL CHEMICAL INDUSTRIAL
                                 PRODUCTS INC.

Date:  December 4, 2003

                                 By: /s/ David S. Graziosi
                                     ----------------------------------
                                     David S. Graziosi
                                     Vice President and Chief Financial Officer



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                                  Exhibit Index

   Exhibit Number         Exhibit Description
   --------------         -------------------

         99.1             Press Release of the Company dated December 3, 2003.